EXHIBIT 23(a)






               CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-22068), the Registration Statement on Form S-8 (No. 33-60278), the Registration Statement on Form S-8 (No. 33-66124), the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-25699), the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-17847), and the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-03011)of our report dated February 7, 1997, appearing on page A-10 of the Annual Report to Shareholders in the appendix to the Illinova Corporation Proxy Statement which is incorporated in this Annual Report on Form 10-K.







PRICE WATERHOUSE LLP

March 25, 1997




[TYPE]                                        EX-27
[DESCRIPTION]                                 FINANCIAL DATA SCHEDULE UT
                                              FOR 1996 10K
[TEXT]
[ARTICLE]                                     UT
[LEGEND] THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE BALANCE SHEET, INCOME STATEMENT,
               AND CASH FLOW STATEMENT OF ILLINOVA CORPORATION
               AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO
               THE BALANCE SHEET, INCOME STATEMENT AND CASH FLOW
               STATEMENT OF ILLINOVA CORPORATION.
[RESTATED]                                    0
[SUBSIDIARY]                                  0
[NUMBER]                                      0
[MULTIPLIER]                                  1,000,000
[CURRENCY]                                    DEFAULT
[PERIOD-START]                                JAN-01-1996
[PERIOD-END]                                  DEC-31-1996
[PERIOD-TYPE]                                 YEAR
[EXCHANGE-RATE]                               0
[BOOK-VALUE]                                  PER BOOK
[TOTAL-NET-UTILITY-PLANT]                     4664
[OTHER-PROPERTY-AND-INVEST]                   146
[TOTAL-CURRENT-ASSETS]                        469
[TOTAL-DEFERRED-CHARGES]                      434
[OTHER-ASSETS]                                0
[TOTAL-ASSETS]                                5713
[COMMON]                                      1403
[CAPITAL-SURPLUS-PAID-IN]                     0
[RETAINED-EARNINGS]                           233
[TOTAL-COMMON-STOCKHOLDERS-EQ]            1636
[PREFERRED-MANDATORY]                         197  (FOOTNOTE 1)
[PREFERRED]                                   96   (FOOTNOTE 1)
<LONG-TERM-DEBT-NET)                          1577
[SHORT-TERM-NOTES]                            152
[LONG-TERM-NOTES-PAYABLE]                     0
[COMMERCIAL-PAPER-OBLIGATIONS]                235
[LONG-TERM-DEBT-CURRENT-PORT]                 11
[PREFERRED-STOCK-CURRENT]                     0
[CAPITAL-LEASE-OBLIGATIONS]                   59
[LEASES-CURRENT]                              37
[OTHER-ITEMS-CAPITAL-AND-LIAB]                1713
[TOT-CAPITALIZATION-AND-LIAB]                 5713
[GROSS-OPERATING-REVENUE]                     1689
[INCOME-TAX-EXPENSE]                          141
[OTHER-OPERATING-EXPENSES]                    1186
[TOTAL-OPERATING-EXPENSES]                    1327
[OPERATING-INCOME-LOSS]                       361
[OTHER-INCOME-NET]                            (22)
[INCOME-BEFORE-INTEREST-EXPEN]                340
[TOTAL-INTEREST-EXPENSE]                      149   (FOOTNOTE 2)
[NET-INCOME]                                  191
[PREFERRED-STOCK-DIVIDENDS]                   0     (FOOTNOTE 3)
[EARNINGS-AVAILABLE-FOR-COMM]                 190
[COMMON-STOCK-DIVIDENDS]                      85    (FOOTNOTE 4)
[TOTAL-INTEREST-ON-BONDS]                     118
[CASH-FLOW-OPERATIONS]                        407
[EPS-PRIMARY]                                 251
[EPS-DILUTED]                                 0
FOOTNOTE 1 - PREFERRED STOCK OF SUBSIDIARY-ILLINOIS POWER COMPANY

FOOTNOTE 2 - INCLUDES PREFERRED STOCK DIVIDEND REQUIREMENT OF SUBSIDIARY - ILLINOIS POWER COMPANY - OF $22 MILLION

FOOTNOTE 3 - PREFERRED STOCK DIVIDEND OF ILLINOIS POWER COMPANY IS INCLUDED IN INTEREST EXPENSE

FOOTNOTE 4 - CASH DIVIDENDS PAID